Exhibit 99.1

Mentor Graphics Reports Fiscal Third Quarter Results

WILSONVILLE, Ore.--(BUSINESS WIRE)--November 17, 2011--Mentor Graphics Corporation (NASDAQ:MENT) today announced financial results for the company’s fiscal third quarter ended October 31, 2011. The company reported revenues of $250.5 million, non-GAAP earnings per share of $.25, and GAAP earnings per share of $.22.

“Bookings were again a record, up over 20% from the previous third quarter record, and for the second consecutive year our book-to-bill through the third quarter is positive,” said Walden C. Rhines, chairman and CEO of Mentor Graphics. “This quarter saw the beginning of the strength we predicted in our Design to Silicon category for the second half, with bookings in the third quarter up year-on-year by over 55%, and by about 15% year to date. Looking forward, we expect the technical challenges of advanced nodes to drive significant opportunity for us.”

During the quarter, the company expanded the Valor® product line with a new business intelligence product. The Mentor® Nucleus® real-time operating system was upgraded to include new power management technology, making it an even more compelling solution for mobile computing and telecommunication. The company also advanced its embedded systems software suite for automobile infotainment with a GENIVI compliant product and a partnership with Freescale Semiconductor. ARM and Mentor announced a joint manufacturing test solution for ARM processor-based designs. NuFlare Technology and Mentor announced a partnership on advanced IC mask generation. The company announced improvements to its design-for-test products that will allow it to find new classes of chip defects. GlobalFoundries and Mentor announced new support for GlobalFoundries’ third generation design sign-off for leading-edge IC manufacturing. The Mentor transportation Capital® product suite won an EDN Hot 100 products of 2011 award.

“Leading indicators for the business continued to be strong, with third quarter support declines down and consulting and training bookings doubling. Annual fees for renewing contracts in the top ten transactions were up 40% over their prior annual fees. Base business, contracts below $1 million in value that booked and billed in the quarter, grew 15% over last year,” said Gregory K. Hinckley, president of Mentor Graphics. “The company’s earnings have historically been very back-end loaded with much of our business closing in the fourth quarter. For the last several years, we have been working with our customers to create more linearity in our financial results, and are pleased with the progress we have been showing. With our newly raised guidance, we now expect 48% of annual non-GAAP earnings to occur in the fourth quarter this fiscal year, compared to 69% in Fiscal 2011.”

Outlook

For the fourth quarter, the company expects revenues of about $316 million, non-GAAP earnings per share of approximately $.50, and GAAP earnings per share of $.46. For the full fiscal year, ending January 31, 2012, the company expects revenues of $1.01 billion, non-GAAP earnings per share of $1.05, and GAAP earnings per share of $.69.

Fiscal Year Definition

The Mentor Graphics fiscal year runs from February 1 to January 31. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Discussion of Non-GAAP Financial Measures

The Mentor Graphics management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin, net income (loss), and earnings (loss) per share which we refer to as non-GAAP gross margin, operating margin, net income (loss), and earnings (loss) per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, special charges, equity plan-related compensation expenses, interest expense attributable to net retirement premiums or discounts on the early retirement of debt and associated debt issuance costs, interest expense associated with the amortization of debt discount and premium on convertible debt, and the equity in income (loss) of unconsolidated entities (except Frontline PCB Solutions Limited Partnership (Frontline)), which management does not consider reflective of our core operating business.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Identified intangible assets consist primarily of purchased technology, backlog, trade names, and customer relationships. Amortization charges for our intangible assets can vary in frequency and amount due to the timing and magnitude of acquisition transactions. We consider our operating results without these charges when evaluating our core performance due to the variability. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.
  Special charges primarily consist of restructuring costs incurred for employee terminations, including severance and benefits, driven by modifications of business strategy or business emphasis. Special charges may also include expenses incurred related to potential acquisitions, excess facility costs, and asset-related charges. Special charges are incurred based on the particular facts and circumstances of acquisition and restructuring decisions and can vary in size and frequency. These charges are excluded as they are not ordinarily included in our annual operating plan and related budget due to the unpredictability of economic trends and the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.
  Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units. We do not consider equity plan-related compensation expense in evaluating our manager’s performance internally or our core operations in any given period.

  Interest expense attributable to net retirement premiums or discounts on the early retirement of debt, the write-off of associated debt issuance costs and the amortization of the debt discount and premium on convertible debt are excluded. Management does not consider these charges as a part of our core operating performance. The early retirement of debt and the associated debt issuance costs are not included in our annual operating plan and related budget due to unpredictability of market conditions which could facilitate an early retirement of debt. We do not consider the amortization of the debt discount and premium on convertible debt to be a direct cost of operations.
  In connection with the Company’s acquisition of Valor on March 18, 2010, we also acquired the Valor 50% interest in Frontline, a joint venture. We report our equity in the earnings or losses of Frontline within operating income. We actively participate in regular and periodic activities such as budgeting, business planning, marketing and direction of research and development projects. Accordingly, we do not exclude our share of Frontline’s earnings or losses from our non-GAAP results as management considers the joint venture to be core to our operating performance.
  Equity in earnings or losses of unconsolidated entities, with the exception of our investment in Frontline, represents our equity in the net income (loss) of a common stock investment accounted for under the equity method. The carrying amount of our investment is adjusted for our share of earnings or losses of the investee. The amounts are excluded from our non-GAAP results as we do not control the results of operations for this investment and we do not participate in regular and periodic operating activities; therefore, management does not consider these businesses a part of our core operating performance.
  Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various jurisdictions in which we operate. This non-GAAP tax rate eliminates the effects of non-recurring and period specific items which are often attributable to acquisition decisions and can vary in size and frequency and considers our U.S. loss carryforwards that have not been previously benefited. This rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the nine months ended October 31, 2011 is (20%), after the consideration of period specific items. Without period specific items of ($8.8) million, our GAAP tax rate is 20%. Our full fiscal year 2012 GAAP tax rate, inclusive of period specific items, is projected to be 2%. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability in various jurisdictions.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP earnings per share is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options and restricted stock units in a loss situation.

Non-GAAP gross margin, operating margin, and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin, and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income (loss) has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

  Amortization of intangibles represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly engage in acquisition and assimilation activities as part of our ongoing business and regularly evaluate our businesses to determine whether any operations should be eliminated or curtailed. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  Our stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.
  Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation. In addition, if we have a GAAP loss and non-GAAP net income, our non-GAAP results will not reflect any projected GAAP tax benefits. Similarly, in the event we were to have GAAP net income and a non-GAAP loss, our GAAP tax expense would be replaced by a credit in our non-GAAP presentation.
  Other companies, including other companies in our industry, calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues in the last fiscal year of about $915 million. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics, Mentor, Nucleus and Capital are registered trademarks of Mentor Graphics Corporation. All other company and/or product names are the trademarks and/or registered trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) weakness or recession in the EU, US, Japan, China or other economies, including the possibility of a “double-dip” recession; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry, including the risk of obsolescence for our hardware products; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) possible delayed or canceled customer orders resulting from the business disruption and uncertainty of actions of activist shareholders; (v) effects of the volatility of foreign currency fluctuations on the company’s business and operating results; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer seasonal purchasing patterns and the timing of significant orders which may negatively or positively impact the company’s quarterly results of operations; all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Revenues:
System and software	$154,363	$148,101	$411,503	$346,042
Service and support	96,145	90,836	282,780	261,406
Total revenues	250,508	238,937	694,283	607,448
Cost of revenues: (1)
System and software[a]	10,864	14,261	41,235	28,881
Service and support[a]	27,621	25,430	79,676	72,230
Amortization of purchased technology	1,761	3,299	7,872	10,428
Total cost of revenues[a]	40,246	42,990	128,783	111,539
Gross margin[a]	210,262	195,947	565,500	495,909
Operating expenses:
Research and development[a] (2)	81,305	73,622	220,578	208,058
Marketing and selling[a] (3)	83,036	80,591	236,718	225,135
General and administration[a] (4)	17,922	18,485	52,055	55,527
Equity in losses (earnings) of Frontline (5)	134	(415)	(2,022)	(1,761)
Amortization of intangible assets (6)	1,296	1,445	4,361	5,742
Special charges (7)	1,164	1,578	7,388	8,052
Total operating expenses[a]	184,857	175,306	519,078	500,753
Operating income (loss)[a]	25,405	20,641	46,422	(4,844)
Other income (expense), net (8)	1,836	(206)	1,890	(1,361)
Interest expense (9)	(4,615)	(4,324)	(26,689)	(13,378)
Income (loss) before income tax	22,626	16,111	21,623	(19,583)
Income tax expense (benefit) (10)	(1,445)	854	(4,429)	2,432
Net income (loss)[a]	$24,071	$15,257	$26,052	$(22,015)
Net income (loss) per share:
Basic	$0.22	$0.14	$0.24	$(0.21)
Diluted	$0.22	$0.14	$0.23	$(0.21)
Weighted average number of shares outstanding:
Basic	109,501	109,364	110,423	106,942
Diluted	111,563	112,139	113,181	106,942

[a] Certain items have been reclassified between cost of revenues and operating expenses, and within operating expenses for the nine months ended October 31, 2011, and the three and nine months ended October 31, 2010. These reclassifications were made to conform to the current period presentation, more closely align with other companies in our industry, and provide a clearer depiction of where certain operating costs are being utilized. While these reclassifications reduced gross margin, they had no impact on operating income (loss) or net income (loss) for the nine months ended October 31, 2011, and the three and nine months ended October 31, 2010. Additional discussion regarding the reclassifications will be provided in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2011.

Refer to following table for a description of footnotes.

MENTOR GRAPHICS CORPORATION
FOOTNOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
(1) Cost of revenues:
Equity plan-related compensation	$249	$221	$753	$671
Amortization of purchased technology	1,761	3,299	7,872	10,428
	$2,010	$3,520	$8,625	$11,099

(2) Research and development:
Equity plan-related compensation	$2,005	$1,798	$6,119	$6,007

(3) Marketing and selling:
Equity plan-related compensation	$1,365	$1,299	$4,393	$4,802

(4) General and administration:
Equity plan-related compensation	$1,495	$1,589	$5,358	$5,111

(5) Equity in losses (earnings) of Frontline:
Amortization of purchased technology and other identified intangible assets
	$1,242	$1,242	$3,726	$3,105

(6) Amortization of intangible assets:
Amortization of other identified intangible assets	$1,296	$1,445	$4,361	$5,742

(7) Special charges:
Rebalance, restructuring, and other costs	$1,164	$1,578	$7,388	$8,052

(8) Other income (expense), net:
Net (gain) loss of unconsolidated entities	$(1,484)	$-	$(1,432)	$271

(9) Interest expense:
Amortization of debt discount and premium, net	$1,250	$753	$3,653	$2,226
Premium and costs related to debt retirement	-	-	11,504	345
	$1,250	$753	$15,157	$2,571

(10) Income tax expense (benefit):
Non-GAAP income tax effects	$(7,050)	$(4,133)	$(17,233)	$(2,188)

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
GAAP net income (loss)	$24,071	$15,257	$26,052	$(22,015)
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	249	221	753	671
Research and development	2,005	1,798	6,119	6,007
Marketing and selling	1,365	1,299	4,393	4,802
General and administration	1,495	1,589	5,358	5,111
Acquisition - related items:
Amortization of purchased assets
Cost of revenues (2)	1,761	3,299	7,872	10,428
Frontline purchased technology and intangible assets (3)	1,242	1,242	3,726	3,105
Amortization of intangible assets (4)	1,296	1,445	4,361	5,742
Special charges (5)	1,164	1,578	7,388	8,052
Other income (expense), net (6)	(1,484)	-	(1,432)	271
Interest expense (7)	1,250	753	15,157	2,571
Non-GAAP income tax effects (8)	(7,050)	(4,133)	(17,233)	(2,188)
Total of non-GAAP adjustments	3,293	9,091	36,462	44,572
Non-GAAP net income	$27,364	$24,348	$62,514	$22,557

GAAP weighted average shares (diluted)	111,563	112,139	113,181	106,942
Non-GAAP adjustment	-	-	-	2,239
Non-GAAP weighted average shares (diluted)	111,563	112,139	113,181	109,181

GAAP net income (loss) per share (diluted)	$0.22	$0.14	$0.23	$(0.21)
Non-GAAP adjustments detailed above	0.03	0.08	0.32	0.42
Non-GAAP net income per share (diluted)	$0.25	$0.22	$0.55	$0.21

(1) Equity plan-related compensation expense.
(2) Amount represents amortization of purchased technology resulting from acquisitions. Purchased intangible assets are amortized over two to five years.
(3) Amount represents amortization of purchased technology and other identified intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership (Frontline) investment. Mentor Graphics acquired a 50% joint venture in Frontline as a result of the Valor Computerized Systems, Ltd. acquisition in the first quarter of fiscal 2011. The purchased technology will be amortized over three years, other identified intangible assets will be amortized over three to four years, and are reflected in the income statement in the equity in earnings of Frontline results. This expense is the same type as being adjusted for in notes (2) above and (4) below.
(4) Other identified intangible assets are amortized to other operating expense over two to five years. Other identified intangible assets include trade names, customer relationships, and backlog which are the result of acquisition transactions.
(5) Three months ended October 31, 2011: Special charges consist of (i) $1,227 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $(19) in acquisition costs, (iii) $(173) related to the abandonment of excess lease space, and (iv) $129 in consulting fees associated with our proxy contest.
Three months ended October 31, 2010: Special charges consist of (i) $1,191 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $432 in lease restoration costs, (iii) $302 related to the abandonment of excess lease space, (iv) $(513) in acquisition costs, (v) $83 in advisory fees, and (vi) $83 in other adjustments.
Nine months ended October 31, 2011: Special charges consist of (i) $3,967 in consulting fees associated with our proxy contest, (ii) $3,581 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (iii) $281 related to the abandonment of excess lease space, (iv) $(545) in acquisition costs, and (v) $104 in other adjustments.
Nine months ended October 31, 2010: Special charges consist of (i) $4,640 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $2,083 in advisory fees, (iii) $1,020 in lease restoration costs, (iv) $804 related to the abandonment of excess leased facility space, (v) $(566) related to a casualty loss, (vi) $(93) in acquisition costs, and (vii) $164 in other adjustments.
(6) Three months ended October 31, 2011: Gain of $1,519 resulting from a change from an equity method investment to a controlling interest and loss of $(35) on investments accounted for under the equity method of accounting.
Nine months ended October 31, 2011: Gain of $1,519 resulting from a change from an equity method investment to a controlling interest and loss of $(87) on investments accounted for under the equity method of accounting.
Nine months ended October 31, 2010: Loss of $271 on investment accounted for under the equity method of accounting.
(7) Three months ended October 31, 2011: $1,250 in amortization of original issuance debt discount.
Three months ended October 31, 2010: $753 in amortization of original issuance debt discount and bond premiums, net.
Nine months ended October 31, 2011: $3,653 in amortization of original issuance debt discount and bond premium, and $11,504 for the premium and other costs related to the retirement of the 6.25% convertible debentures and the term loan.
Nine months ended October 31, 2010: $2,226 in amortization of original issuance debt discount and bond premiums, net and $345 in premium on partial redemption of the $110M convertible debt.
(8) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
GAAP gross margin	$210,262	$195,947	$565,500	$495,909
Reconciling items to non-GAAP gross margin:
Equity plan-related compensation	249	221	753	671
Amortization of purchased technology	1,761	3,299	7,872	10,428
Non-GAAP gross margin	$212,272	$199,467	$574,125	$507,008

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
GAAP gross margin as a percent of total revenues	84%	82%	81%	82%
Non-GAAP adjustments detailed above	1%	1%	2%	1%
Non-GAAP gross margin as a percent of total revenues	85%	83%	83%	83%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
GAAP operating expenses	$184,857	$175,306	$519,078	$500,753
Reconciling items to non-GAAP operating expenses:
Equity plan-related compensation	(4,865)	(4,686)	(15,870)	(15,920)
Amortization of Frontline purchased technology and other identified intangible assets	(1,242)	(1,242)	(3,726)	(3,105)
Amortization of other identified intangible assets	(1,296)	(1,445)	(4,361)	(5,742)
Special charges	(1,164)	(1,578)	(7,388)	(8,052)
Non-GAAP operating expenses	$176,290	$166,355	$487,733	$467,934

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
GAAP operating income (loss)	$25,405	$20,641	$46,422	$(4,844)
Reconciling items to non-GAAP operating income:
Equity plan-related compensation	5,114	4,907	16,623	16,591
Amortization of purchased technology	1,761	3,299	7,872	10,428
Amortization of Frontline purchased technology and other identified intangible assets	1,242	1,242	3,726	3,105
Amortization of other identified intangible assets	1,296	1,445	4,361	5,742
Special Charges	1,164	1,578	7,388	8,052
Non-GAAP operating income	$35,982	$33,112	$86,392	$39,074

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
GAAP operating income (loss) as a percent of total revenues	10%	9%	7%	-1%
Non-GAAP adjustments detailed above	4%	5%	5%	7%
Non-GAAP operating income as a percent of total revenues	14%	14%	12%	6%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
GAAP other expense, net and interest expense	$(2,779)	$(4,530)	$(24,799)	$(14,739)
Reconciling items to non-GAAP other expense, net and interest expense:
Net (gain) loss of unconsolidated entities	(1,484)	-	(1,432)	271
Amortization of debt discount and retirement costs	1,250	753	15,157	2,571
Non-GAAP other expense, net and interest expense	$(3,013)	$(3,777)	$(11,074)	$(11,897)

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31,	January 31,
	2011	2011

Assets
Current assets:
Cash, cash equivalents, and short-term investments	$111,989	$133,113
Trade accounts receivable, net	113,886	153,733
Term receivables, short-term	177,198	193,342
Prepaid expenses and other	40,401	37,124
Deferred income taxes	16,831	15,992

Total current assets	460,305	533,304
Property, plant, and equipment, net	145,161	139,340
Term receivables, long-term	204,295	167,425
Goodwill and intangible assets, net	542,177	541,697
Other assets	51,389	46,212

Total assets	$1,403,327	$1,427,978

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$7,600	$15,544
Current portion of notes payable	-	2,000
Accounts payable	10,524	16,724
Income taxes payable	3,026	5,517
Accrued payroll and related liabilities	75,732	109,173
Accrued liabilities	32,009	39,513
Deferred revenue	164,457	171,416

Total current liabilities	293,348	359,887
Long-term notes payable	213,288	207,348
Deferred revenue, long-term	13,746	13,953
Other long-term liabilities	57,028	70,076
Total liabilities	577,410	651,264

Noncontrolling interest with redemption feature	8,196	-

Stockholders' equity:
Common stock	776,516	765,179
Retained earnings (accumulated deficit)	5,894	(20,158)
Accumulated other comprehensive income	35,311	31,693
Total stockholders' equity	817,721	776,714

Total liabilities and stockholders' equity	$1,403,327	$1,427,978

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except days sales outstanding)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Operating activities
Net income (loss)	$24,071	$15,257	$26,052	$(22,015)
Depreciation and amortization (1)	13,157	13,596	49,347	43,173
Other adjustments to reconcile:
Operating cash	5,770	(2,562)	18,686	11,239
Changes in working capital	(32,660)	(33,991)	(58,893)	(25,302)

Net cash provided by (used in) operating activities	10,338	(7,700)	35,192	7,095

Investing activities
Net cash used in investing activities	(7,571)	(21,586)	(26,231)	(50,972)

Financing activities
Net cash provided by (used in) financing activities	(13,380)	2,555	(30,789)	6,876

Effect of exchange rate changes on cash and cash equivalents	(867)	1,702	704	1,948

Net change in cash and cash equivalents	(11,480)	(25,029)	(21,124)	(35,053)
Cash and cash equivalents at beginning of period	123,469	89,316	133,113	99,340

Cash and cash equivalents at end of period	$111,989	$64,287	$111,989	$64,287

(1) Depreciation and amortization includes a write-off of note issuance costs in the amount of $8,010 for the nine months ended October 31, 2011 and $132 for the nine months ended October 31, 2010.

Other data:
Capital expenditures	$8,438	$18,281	$25,062	$36,769
Days sales outstanding	105	113

MENTOR GRAPHICS CORPORATION
UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
(Rounded to nearest 5%)

	Fiscal Year Ended January 31, 2012				Fiscal Year Ended January 31, 2011					Fiscal year ended January 31, 2010
Product Group Bookings (a)	Q1	Q2	Q3	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Integrated Systems Design	25%	25%	15%	20%	15%	20%	20%	25%	20%	20%	20%	20%	20%	20%
IC Design to Silicon	15%	25%	60%	40%	35%	40%	45%	30%	40%	45%	40%	45%	45%	45%
Scalable Verification	35%	30%	15%	25%	35%	25%	20%	30%	25%	20%	25%	15%	20%	20%
New & Emerging Products	10%	15%	5%	10%	10%	5%	10%	10%	10%	10%	10%	15%	10%	10%
Services & Other	15%	5%	5%	5%	5%	10%	5%	5%	5%	5%	5%	5%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	Fiscal Year Ended January 31, 2012				Fiscal Year Ended January 31, 2011					Fiscal year ended January 31, 2010
Product Group Revenue (b)	Q1	Q2	Q3	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Integrated Systems Design	20%	25%	25%	25%	25%	30%	25%	30%	25%	20%	20%	30%	25%	25%
IC Design to Silicon	40%	25%	40%	35%	40%	35%	35%	30%	35%	45%	40%	35%	40%	40%
Scalable Verification	25%	30%	25%	25%	20%	20%	30%	25%	25%	20%	25%	20%	25%	20%
New & Emerging Products	10%	10%	5%	10%	5%	5%	5%	10%	5%	10%	10%	10%	5%	10%
Services & Other	5%	10%	5%	5%	10%	10%	5%	5%	10%	5%	5%	5%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	Fiscal Year Ended January 31, 2012				Fiscal Year Ended January 31, 2011					Fiscal year ended January 31, 2010
Bookings by Geography	Q1	Q2	Q3	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
North America	45%	40%	40%	40%	45%	40%	45%	50%	45%	40%	55%	45%	40%	45%
Europe	20%	30%	15%	20%	20%	25%	20%	20%	20%	25%	25%	15%	25%	20%
Japan	15%	10%	10%	10%	15%	5%	15%	15%	15%	25%	5%	20%	15%	15%
Pac Rim	20%	20%	35%	30%	20%	30%	20%	15%	20%	10%	15%	20%	20%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	Fiscal Year Ended January 31, 2012				Fiscal Year Ended January 31, 2011					Fiscal year ended January 31, 2010
Revenue by Geography	Q1	Q2	Q3	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
North America	40%	45%	45%	45%	35%	40%	50%	50%	45%	40%	50%	40%	40%	45%
Europe	20%	20%	25%	20%	25%	25%	25%	20%	25%	20%	30%	25%	30%	25%
Japan	20%	15%	10%	15%	20%	10%	10%	15%	10%	20%	5%	15%	15%	15%
Pac Rim	20%	20%	20%	20%	20%	25%	15%	15%	20%	20%	15%	20%	15%	15%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	Fiscal Year Ended January 31, 2012				Fiscal Year Ended January 31, 2011					Fiscal year ended January 31, 2010
Bookings by Business Model (c)	Q1	Q2	Q3	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Perpetual	40%	20%	15%	20%	40%	30%	15%	15%	25%	15%	25%	20%	10%	15%
Ratable	20%	10%	5%	10%	20%	15%	5%	5%	10%	15%	15%	15%	15%	15%
Up Front	40%	70%	80%	70%	40%	55%	80%	80%	65%	70%	60%	65%	75%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	Fiscal Year Ended January 31, 2012				Fiscal Year Ended January 31, 2011					Fiscal year ended January 31, 2010
Revenue by Business Model (c)	Q1	Q2	Q3	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Perpetual	30%	25%	15%	25%	20%	25%	25%	15%	20%	15%	25%	15%	10%	15%
Ratable	10%	15%	10%	10%	25%	15%	10%	10%	15%	10%	15%	15%	10%	15%
Up Front	60%	60%	75%	65%	55%	60%	65%	75%	65%	75%	60%	70%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Group Bookings excludes support bookings for all sub-flow categories.
(b) Product Group Revenue includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenue by Business Model are System and Software only.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of estimated non-GAAP net income per share for Q4'12 and fiscal 2012.

	Estimated	Estimated
	Q412	FY12
Diluted GAAP net income per share	$0.46	$0.69
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	0.02	0.09
Amortization of other identified intangible assets (2)	0.02	0.09
Equity plan-related compensation (3)	0.05	0.19
Special charges (4)	-	0.07
Other expense, net and interest expense (5)	-	0.13
Non-GAAP income tax effects (6)	(0.05)	(0.21)
Non-GAAP net income per share	$0.50	$1.05

(1) Excludes amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years.
(2) Excludes amortization of other identified intangible assets including trade names, customer relationships, and backlog resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years. This line item also excludes amortization of purchased intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership investment. The purchased technology will be amortized over three years and other identified intangible assets will be amortized over three to four years.
(3) Excludes equity plan-related compensation expense.
(4) Excludes special charges consisting primarily of consulting fees associated with our proxy contest, costs incurred for employee rebalances (which includes severance benefits, notice pay and outplacement services), facility closures, and acquisition costs.
(5) Adjustment for fiscal 2012, reflects the amortization of original issuance debt discount and premium for our 6.25% Convertible Subordinated Debentures due 2026, the amortization of original issuance debt discount for our 4.00% Convertible Subordinated Debentures due 2031, and charges associated with the retirement of our 6.25% Convertible Subordinated Debentures and Term Loan.
(6) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In millions, except percentages)

Estimated
Twelve Months Ended January 31,	FY 2012
GAAP operating income	$ 108.1
Reconciling items to non-GAAP operating income:
Equity plan-related compensation	21.4
Amortization of purchased technology	9.7
Amortization of Frontline purchased technology and other identified intangible assets	4.9
Amortization of other identified intangible assets	5.8
Special Charges	7.4
Non-GAAP operating income	$ 157.3

Twelve Months Ended January 31,	2012
GAAP operating income as a percent of total revenues	11%
Non-GAAP adjustments detailed above	5%
Non-GAAP operating income as a percent of total revenues	16%

CONTACT:
Mentor Graphics Corporation
Media Contact
Ry Schwark, 503-685-1660
ry_schwark@mentor.com
or
Investor Contact
Joe Reinhart, 503-685-1462
joe_reinhart@mentor.com